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                                                                   EXHIBIT 10.23

                         GROUP TECHNOLOGIES CORPORATION
                           PROFIT SHARING BONUS PLAN

                               1998 Fiscal Year



1.   Establishment of Plan.
     ----------------------

     Group Technologies Corporation (the "Company"), established this profit sharing and bonus plan effective as of January 2, 1998 (the "Plan"), to provide a financial incentive for employees of the Company to advance the growth and prosperity of the Company.

2.   Eligibility.
     ------------

     All full-time employees of the Company, as listed on Exhibit A, shall be eligible to participate in the Plan, other than those employees who are specifically included in another plan.


3.   Profit Sharing Pool.
     --------------------

     (a) Award amounts will be based on a Profit Sharing Pool that shall be comprised of thirty percent (30%) of the Profit Before Bonus and Taxes for the current Plan year, as reported on the financial statements of the Company. No award shall be granted should the Profit Before Bonus and Taxes decline from year-to-year.

     (b) The dollar value of the sum of all accounts receivable which have not been collected within ninety (90) days of the date of invoice as of December 31, 1998 shall be deducted from the Profit Sharing Pool and classified as a "Delayed Bonus Payment." Invoices which are involved in litigation shall be excluded from the calculation. If an invoice is determined to be uncollectable and is subsequently written-off, the amount of the Delayed Bonus Payment will be reduced accordingly.

     (c) The Profit Sharing Pool shall be divided into two award levels, with thirty-five percent (35%) of the Profit Sharing Pool set aside for award to Key Executives and sixty-five percent (65%) of the Profit Sharing Pool set aside for Key Employees.

4.   Key Executive Award.
     --------------------

     (a) Eligibility. Employees of the Company who are specifically designated by the Compensation Committee for participation during the current Plan year. A list of the participants shall be attached to a copy of this Plan and shall include each participant's name, salary, start date (for purposes of the current Plan year), maximum percentage share of the Key Executive Award, and objectives for the year.

     (b) Amount of Award. Each eligible employee shall be entitled to an amount equal to his or her maximum percentage share of the Key Executive Award, subject to an adjustment to reflect actual contribution during the course of the Plan year, portion of the Plan year employed, performance to goals, and the recommendation of the President and CEO, subject to the approval of the Compensation Committee. The maximum amount payable to an eligible employee shall be equal to the lesser of his or her maximum percentage share or one hundred percent (100%) of the eligible employee's base salary.

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                        GROUP TECHNOLOGIES CORPORATION
                           PROFIT SHARING BONUS PLAN

                               1998 FISCAL YEAR


     (c) Time of Payment. Awards shall be payable to each eligible employee within 45 days after release of the audited annual financial statements of the Company; provided, however, that such employee shall be employed by the Company as of the date of payment.

     (d) Delayed Bonus Payment. Distribution of the Delayed Bonus Payment will be made to each eligible employee when payment of all invoices which created the Delayed Bonus Payment have been received and/or the amounts have been written-off by the Company; provided, however, that such employee shall be employed by the Company as of the date of payment.

5.   Key Employee Award.
     -------------------

     (a) Eligibility. All full-time employees who are not otherwise participants in another plan. A list of the participants shall be attached to a copy of this Plan and shall include each participant's name, salary, start date (for purposes of the current Plan year) and maximum percentage share of the Key Employee Award.

     (b) Amount of Award. Each eligible employee shall be entitled to an amount equal to his or her maximum percentage share of the Key Employee Award, subject to an adjustment to reflect actual contribution during the course of the Plan year, portion of the Plan year employed, performance to goals, and the recommendation of management, subject to approval by the Compensation Committee. The maximum amount payable to an eligible employee shall be equal to the lesser of his or her maximum percentage share or one hundred percent (100%) of the eligible employee's base salary.

     (c) Time of Payment. Awards shall be payable to each eligible employee within 45 days after release of the audited annual financial statements of the Company; provided, however, that such employee shall be employed by the Company as of the date of payment.

     (d) Delayed Bonus Payment. Distribution of the Delayed Bonus Payment will be made to each eligible employee when payment of all invoices which created the Delayed Bonus Payment have been received and/or the amounts have been written-off by the Company; provided, however, that such employee shall be employed by the Company as of the date of payment.

6.   Method of Payment.
     ------------------

     Awards shall be payable by check in lump sum. All such payments shall be subject to withholding for income, social security, 401(k) or other such payroll taxes as may be appropriate.

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                        GROUP TECHNOLOGIES CORPORATION
                           PROFIT SHARING BONUS PLAN

                               1998 FISCAL YEAR



7.   Administration.
     ---------------

     This Plan shall be administered by the Board of Directors of Group Technologies Corporation (and its successor, Sypris Solutions, Inc.) and/or the Compensation Committee of the Board, as the case may be. The decisions of the Board of Directors and/or the Compensation Committee in interpreting and applying the Plan shall be final.

8.   Miscellaneous.
     --------------

     (a) Employment Rights. The adoption and maintenance of this Plan is not an employment agreement between the Company and any employee. Nothing herein contained shall be deemed to give any employee the right to be retained in the employ of the Company nor to interfere with the right of the Company to discharge or any employee's right to terminate his or her employment at any time.

     (b) Amendment and Termination. The Company may, without the consent of any employee or beneficiary, amend or terminate the Plan at any time and from time-to-time.

     (c) Construction. The headings and subheadings of this Plan have been inserted for convenience for reference only and are to be ignored in any construction of the provisions hereof. The masculine shall be deemed to include the feminine, the singular shall include the plural, and the plural shall include the singular unless the context otherwise requires. The invalidity or unenforceability of any provision hereunder shall not affect the validity or enforceability of the balance hereof. This Plan represents the entire undertaking by the Company concerning its subject matter and supersedes all prior undertakings with respect thereto. No provision hereof may be waived or discharged except by a written document signed by a duly authorized representative of the Company.

                                       GROUP TECHNOLOGIES CORPORATION



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                                       Chairman of the Board



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                                       Date

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